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                                                                   Exhibit 10.32

                  CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

     This Separation and Release Agreement (the "Agreement") is entered into by and between Donald M. Beck (the "Executive") and Brio Software, Inc., a Delaware corporation (the "Company").

     WHEREAS, Mr. Beck is employed by the Company; and

     WHEREAS, the Company and Mr. Beck have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Mr. Beck hereby agree as follows:

     1. Executive's employment with the Company ends effective as of April 8, 2002 (the "Termination Date").

     2. The Company shall provide Executive with the following benefits provided Executive executes and returns this Agreement to the Company within twenty-one
(21) days following his receipt of this Agreement, and provided further that Executive does not revoke this Agreement, the Company agrees to provide the following severance benefits to Executive:

          (a) Severance Payments. Severance benefit equal to continuation of Executives's base pay for a one year (12 month) period equal to Executive's base pay rate of $25,000 per month, less applicable withholding; such payments will be made in accordance with the Company's normal payroll procedures; and

          (b) COBRA Reimbursement. Provided the Executive makes a timely and accurate election for continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall pay on the Executive's behalf for the applicable premiums for himself (and his eligible dependents, as applicable) for the first twelve (12) months following the Termination Date; thereafter, the Executive shall be eligible to continue the COBRA benefits at his own expense in accordance with the Company's policy and applicable law; and

          (c) Acceleration of Vesting. The Company shall accelerate the vesting of Option No's 3062, 3063 and 3846 (collectively, the "Accelerated Options"), such that, for each Accelerated Option, an additional number of shares of stock equal to the number in which the Executive would have vested under such option if his service continued for an additional twelve (12) months beyond the Termination Date. For this incremental twelve month period, Executive will be entitled to 86,251 shares of stock under Option No's 3062, 3063 and 3846. Such shares shall immediately vest as of the Termination Date.

Executive acknowledges that he has been paid all wages, commissions, and accrued unused paid time off (PTO) that Executive earned during his employment with the Company. Executive understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 2.

     3. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive through the Termination Date, provided that the Executive has delivered an itemized account and appropriate supporting documentation to the Company on or before April 26, 2002 for such expenses, all in accordance with the Company's generally applicable policies.

     4. Executive and his successors release the Company and its shareholders, investors, directors, officers, Executives, agents, attorneys, insurers, legal successors and assigns of and from any and

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all claims, actions and causes of action, whether now known or unknown, which
Executive now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which this Agreement becomes effective, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

     5. Executive acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Executive waives any rights that he has or may have under section 1542 or any similar provisions of the laws of any other jurisdiction, including Colorado, to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

     6. Executive acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Executive.

     7. Executive agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Executive and the Company agree that they will not, at any time in the future, make any critical or disparaging statements about the other, the Company's products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

     8. Executive agrees that for a period of 12 months following the Termination Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his employment with the Company.

     9. Executive acknowledges and agrees that for a period of twelve (12) months following the Termination Date he will not provide services to any competitor of the Company who engages in the business of analytical applications, analytical tools, query and reporting tools, dashboard building and delivery and business intelligence software including but not limited, to the following companies: Cognos Inc., Business Objects, Viador, Actuate, Seagate, MicroStratagies, Informatica, Alphablox, E.piphany, Hyperion Solutions, Hummingbird and Plum Tree.

     10. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

     11. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

     12. The Executive has entered into the Company's standard form of Indemnification Agreement, and has been registered for coverage under the terms of the Company's directors and officers liability insurance policy with regard to acts or events that occurred during his employment as an officer of the Company. The Executive and the Company acknowledge and agree that the provisions of the Indemnification Agreement shall survive any termination of Executive's employment relationship with the Company, and that nothing in this Agreement, including but not limited to the Release in Section 4 above,

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shall prevent the Executive from exercising his rights under either the
Indemnification Agreement or the directors and officers liability insurance policy.

     13. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Santa Clara, California in accordance with the rule of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Each party shall bear its own attorney fees, unless otherwise determined by the arbitrator. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules or statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraphs, without breach of this arbitration provision. This Section 13 shall not apply to any dispute or claim relating to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS

     14. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 6 and 12. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Executive.

EXECUTIVE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EXECUTIVE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 2.



Dated:  April 16, 2002                   /s/ Donald M. Beck
                                         ---------------------------------------
                                         Donald M. Beck



                                         Brio Software, Inc.


Dated:   April 16, 2002                  By:  /s/ Nancy Raab
                                            ------------------------------------
                                            Nancy Raab, VP Human Resources